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                        EXCELSIOR INCOME SHARES, INC.
                        -----------------------------
               (Name of Registrant as Specified In Its Charter)


    -------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                                     [LOGO]

                        EXCELSIOR INCOME SHARES, INC.
                                 D/B/A EIS FUND
                              114 West 47th Street
                               New York, NY 10036

                                     10/3/01



Dear Shareholder:

Enclosed is a reprint of a recent Investment News article about Ralph Bradshaw. Mr. Bradshaw, who owns 501 shares of EIS Fund, has been soliciting the shareholders of our Fund to vote on a green proxy card for a dissident slate he has chosen. Our Board of Directors has repeatedly expressed its concern regarding Mr. Bradshaw's motives and its doubts about his ability to successfully run your Fund. We believe that the information contained in the enclosed article provides further justification for and clarifies the basis of these concerns.

The Board continues to urge all shareholders to discard Bradshaw's proxy card and vote on the WHITE proxy card for the current board.

If you need assistance, or have any questions regarding the proposals or how to vote your shares, please call EIS Fund at 1-800-840-1208 or Georgeson Shareholder Communications, Inc., the Fund's proxy solicitor, at 1-800-223-2064.



                                   Thank you.


                                   Your Board of Directors